REINSURANCE AGREEMENT

effective as of September 1, 2008

by and among

SECURITY NATIONAL LIFE INSURANCE COMPANY,

SOUTHERN SECURITY LIFE INSURANCE COMPANY, INC.

and

THE SHAREHOLDERS OF
SOUTHERN SECURITY LIFE INSURANCE COMPANY, INC.

TABLE OF CONTENTS

ARTICLES

REINSURANCE AGREEMENT

THIS AGREEMENT (the "Agreement") is made and entered into, effective at 12:01 a.m. on  the 1st day of September, 2008 (the “Effective Date”), by and among SECURITY NATIONAL LIFE INSURANCE COMPANY, a Utah domiciled insurance company (hereinafter referred to as the “Reinsurer”), SOUTHERN SECURITY LIFE INSURANCE COMPANY, INC., a Mississippi domiciled insurance company (hereinafter referred to as the “Company”), and the SHAREHOLDERS OF SOUTHERN SECURITY LIFE INSURANCE COMPANY, INC. that have executed this Agreement (hereinafter referred to as the “Shareholders”).

The Company, the Reinsurer and the Shareholders agree to reinsure on the terms and conditions stated herein.  This Agreement is an indemnity reinsurance agreement among the Company, the Reinsurer, and the Shareholders and performance of the obligations of each party under this Agreement shall be rendered solely to the other parties.

ARTICLE I

GENERAL PROVISIONS

1.           Contracts and Risks Reinsured.  The Reinsurer agrees to indemnify and the Company agrees to transfer risk to the Reinsurer, according to the terms and conditions hereof, the risks described in Schedule A hereto, which are in force on the Effective Date of this Agreement; subject, however, to the same rights, offsets, counterclaims, crossclaims and defenses as are available to the Company.  No such offsets, counterclaims, crossclaims or defenses are waived but the same are expressly preserved, and Reinsurer is and shall be fully subrogated thereto, either in its own name or in the name of the Company, and whether the name be now known to exist or may hereafter be discovered.

2.           Coverages and Exclusions.   Only risks under the life insurance and annuity policies referred to in Schedule A, are reinsured under this Agreement.  It is the intention of the Reinsurer and the Company that all of the Company’s business will be reinsured under the terms of this Agreement.  New policies issued by the Company after the Effective Date of this Agreement will also be reinsured under the terms of this Agreement.

3.           Plan of Reinsurance.   This indemnity reinsurance shall be on the coinsurance plan.  The Company and the Reinsurer shall establish, maintain, and place all assets held in relation to the reserves in a custodial account in accordance with the terms of a certain Custodial Agreement (the “Custodial Agreement”), a copy of which is attached hereto as Exhibit 1 and by this reference is made a part hereof.  The assets are to be accounted for using statutory accounting principles of the state of domicile of the Company. On the Effective Date of this Agreement, the book value of the assets transferred to the Reinsurer pursuant to the Custodial Agreement shall be equal to the amount of reserves transferred thereunto.

4.           Reserves.   The expression net reserves, prior to the application of this treaty, whenever used, shall mean the statutory reserves, net of existing reinsurance ceded under all treaties in effect excluding this treaty, which would have been or should have been reported by the Company on its NAIC Convention Blank as of June 30, 2008, with respect to the policies reinsured hereunder, as if this treaty were not in effect.

 The expression net due and deferred premiums, prior to the application of this treaty, shall mean the due and deferred premiums, net of existing reinsurance ceded under all treaties in effect excluding this treaty, which would have been held by the Company on its NAIC Convention Blank as of June 30, 2008, with respect to the policies reinsured hereunder as if this treaty were not in effect.

 The expression net policy loans, prior to the application of this treaty, shall mean the policy loans, net of existing reinsurance ceded under all treaties in effect excluding this treaty, which would have been reported by the Company on its NAIC Convention Blank as of June 30, 2008, with respect to the policies reinsured hereunder as if this treaty were not in effect.

 The expression advance premiums, prior to the application of this treaty, shall mean the advance premiums, net of existing reinsurance ceded under all treaties in effect excluding this treaty, which would have been reported by the Company on its NAIC Convention Blank as of June 30, 2008, with respect to the policies reinsured hereunder as if this treaty were not in effect.

5.           Commission and Expense Allowance.    There is to be a commission and expense allowance equal to actual premium taxes paid, actual sales commission paid and other administrative expenses, in accordance with Schedule C.

6.           Extracontractual Damages.   In no event shall the Reinsurer indemnify nor be liable for any extracontractual damages or liability of any kind whatsoever resulting from, but not limited to, the Company’s negligent, reckless or intentional wrongs, fraud, oppression, bad faith or strict liability.  The Reinsurer shall indemnify the Company for any extracontractual damages or liability of any kind whatsoever resulting from the Reinsurer’s or its agents’ neglect, reckless or intentional wrong, fraud, oppression, bad faith or strict liability.  The following liabilities are examples of liabilities that would be considered extracontractual:  compensatory damages, damages for emotional distress, and punitive or exemplary damages.

7.           Contract Administration.   The Reinsurer shall administer the contracts reinsured hereunder and shall perform all accounting, collection and all other administrative functions at the expense of the Reinsurer.  The Company shall make the use of its name available in such administration and shall otherwise make available all records, files, computer systems, and other materials including computer programs, processes, knowledge, or otherwise needed in such administration.  In addition, upon approval by the Mississippi Insurance Department of the Form A application relating to the transactions contemplated by that certain Stock Purchase Agreement dated August 13, 2008, among the Reinsurer, the Company and the Shareholders, the Reinsurer shall have the right to transfer or move such records, files, computer systems, and other materials to other offices or locations where the Reinsurer transacts business.  Prior to approval of the Form A application, the Reinsurer shall have the right to transfer or move such records, files, computer systems, and other materials to other offices or locations within the State of Mississippi where the Reinsurer transacts business.  Under no circumstances, however, shall such records, files, computer systems or other materials be moved outside the State of Mississippi without the Mississippi Insurance Department approving the Form A application.

8.           Inspection.   At any reasonable time, the Reinsurer may inspect, during normal business hours, at the principal office of the Company or at such other place as determined by the Reinsurer, the papers and any and all other books or documents of the Company relating to reinsurance under this Agreement.  At any reasonable time, the Company may inspect, during normal business hours, at the principal office of the Reinsurer or at such other place as determined by the Reinsurer, the papers and any and all other books or documents of the Reinsurer relating to reinsurance under this Agreement.  Neither the Company nor the Reinsurer will use any information obtained through any inspection pursuant to this section for purposes not relating to reinsurance under this Agreement.

9.           Condition.   The reinsurance hereunder is subject to the same limitations and conditions as the contracts written by the Company that are reinsured hereunder, except as otherwise provided in this Agreement.

10.         Misunderstandings and Oversights.   If any failure to pay amounts due or to perform any other act required by this Agreement is unintentional and caused by misunderstanding and oversight, the Company and the Reinsurer will adjust the situation to what it would have been had the misunderstanding or oversight not occurred.

11.         Age Adjustment.   If the Company’s liability under any of the contracts reinsured under this Agreement is changed because of a misstatement of age, the Reinsurer will share in the change proportionately to the amount reinsured hereunder, and the Company and the Reinsurer will make any and all proportional adjustments thereunto.

12.         Reinstatements.   If a contract reinsured hereunder that was reduced, terminated, or lapsed, and is subsequently reinstated, the reinsurance for such contract under this Agreement will be reinstated automatically to the amount that would be in force if the contract had not been reduced, terminated, or lapsed.  The Company will pay to the Reinsurer the Reinsurer’s proportionate share of all amounts collected from, or charged to, the insured.

13.         Amendments.   This Agreement shall be amended only by written agreement of the parties, subject to prior approval of Mississippi Insurance Department, which approval shall not be unreasonably withheld.

14.         Policies, Contracts.   The words policy or policies, and contract or contracts as used herein shall have the same meaning.  The Company hereby warrants and represents that the contracts reinsured hereunder comply with all applicable laws and regulations, including federal income tax regulations, and have so complied since the date of issuance.

15.         Policyholder Information.   The Company shall not sell, distribute or in any way use the policyholder information on contracts reinsured hereunder without the prior written approval of the Reinsurer.

16.         Reinsurance With Other Companies.   Existing reinsurance with other insurance companies on the policies specified in Schedule A shall be retained by the Company, except as agreed upon in writing by Reinsurer and Company.  Any amounts paid to other reinsurance companies shall be fully reimbursed by the Reinsurer.  Any amounts received by the Company from other insurance companies will be paid to the Reinsurer.

ARTICLE II

DURATION OF RISK

1.           Duration.   The initial term of this Agreement shall be for a period of three (3) years from the effective date of this Agreement.  Subsequent to the three (3) year term, this Agreement shall be automatically renewed unless the Reinsurer notifies the Company of its intention not to renew in writing, no less than one hundred eighty (180) days prior to the expiration of the then current agreement.  Each automatic renewal period of this Agreement shall be for a term of three (3) years.  The Company has no right to terminate this Agreement or any renewal term and has no right whatsoever to prevent any renewal by the Reinsurer, except in the event that the Stock Purchase Agreement, executed contemporaneously between the Parties is terminated according to its terms, the Company has the right to prevent the renewal period of this Agreement by providing ninety (90) days written notice to the Reinsurer of the Company’s intent not to renew, subject to the repayment of the entire Ceding Commission.

2.           Reinsurer’s Liability.   The liability of the Reinsurer with respect to any contract reinsured hereunder will begin simultaneously with that of the Company, but not prior to the Effective Date of this Agreement.  The Reinsurer’s liability with respect to any contract reinsured hereunder will terminate with that of the Company on the date the Company’s liability on such contract is terminated.

3.           Recapture.  Contracts reinsured under this Agreement are not eligible for recapture.

4.           Contract Changes.   The Company will not make any contract changes in any policies reinsured hereunder except as required by law or as mutually agreed to by the Company and the Reinsurer.

ARTICLE III

PREMIUM AND CONSIDERATIONS

1.           Net Reserves.   On the Effective Date of this Agreement, the Company agrees to pay the Reinsurer pursuant to the terms of the Custodial Agreement as a reserve transfer an amount equal to the adjusted net reserves, on the Effective Date of this Agreement with respect to the liabilities reinsured as of such date and described in Schedule A, less the amount of the Ceding Allowance, as defined below, which the Company shall retain as its Ceding Allowance.  Reinsurer shall have the sole right to determine which of the Company’s assets shall be transferred to Reinsurer, subject to prior approval of the Mississippi Insurance Department, which approval shall not be unreasonably withheld.  Adjusted net reserves are calculated as net reserves, prior to the application of this treaty, minus net due and deferred premiums, prior to the application of this treaty, minus net policy loans, prior to the application of this treaty, plus advance premiums, prior to the application of this treaty.  The parties expressly agree that the Company’s assets to be transferred to the Reinsurer pursuant to the terms of this Agreement shall not include any mortgage loans or real estate without Reinsurer’s prior approval or the Nowell Legacy Trust, which is listed as an asset on the Company’s financial statements.

2.           Ceding Allowance.   On the Effective Date of this Agreement, the Reinsurer agrees to pay the Company a ceding allowance equal to one million five hundred thousand dollars ($1,500,000), which shall be paid to the Company by means of the Company retaining said amount from the reserves transferred to Reinsurer as set forth in Article III, paragraph 1.

3.           Reinsurance Premiums.   The Company agrees to pay the Reinsurer reinsurance premiums in accordance with Schedule B.  For each contract, the amount of reinsurance premium will be the amount which corresponds to the portion of the contract reinsured.  The Company and its Shareholders hereby make representations and warrants that they will make all reasonable efforts to keep the reinsured business in force.

4.           Control Over Assets.  Upon payment to Reinsurer of the reserve transfer set forth in Article III, paragraph 1, the Reinsurer shall have control over the transferred assets, subject only to the terms of the Custodial Agreement and the regulatory requirements and approvals contained therein.  The Reinsurer shall be vested with full power and authority to direct the trustee of the Custodial Agreement to sell, trade, liquidate, exchange, reinvest, and otherwise dispose of and deal with the transferred assets, as it determines in its sole discretion, subject to the insurance laws of the State of Mississippi and the prior approval of the Mississippi Insurance Department, which approval shall not be unreasonably withheld.  However, the Reinsurer shall not be required to obtain such prior approval of the Mississippi Insurance Department if such trade or exchange of any transferred assets is in connection with a transaction to replace such assets with assets having approximate equal value on the Reinsurer’s financial statements.

ARTICLE IV

BENEFIT PAYMENTS

1.           Notice.   The Reinsurer will notify the Company promptly after receipt of any information as to a claim on a policy to the extent reinsured hereunder.  The reinsurance claim form and any copies of notifications, claim papers and proofs will be furnished to the Company as soon as possible.

2.           Liability and Payment.   The Company will accept the decision of the Reinsurer on payment of a claim or surrender on a policy reinsured hereunder.  The Reinsurer agrees to utilize to the extent possible the claims practices of the Company.  The Reinsurer will pay its proportionate share of such claim based upon the form of claim settlement determined.  These amounts shall be paid within 15 business days after the end of each calendar month.  In no instance shall anyone other than the Company or the Reinsurer have any rights under this Agreement, and the Company shall be and remain solely liable to any insured, policyowner, or beneficiary under any policy reinsured hereunder, unless said liability is caused by the actions of the Reinsurer, and in that instance, Reinsurer will be liable and defend any litigation at its own cost.

3.           Contract Claims.   The Company will not contest, compromise or litigate a claim involving a policy reinsured hereunder without the prior express written approval of the Reinsurer.  The Reinsurer will pay to the Company any litigation and investigative expenses incurred on contested claims. Any expenses will be paid on a monthly basis as described in Article V.

ARTICLE V

ACCOUNTING AND SETTLEMENT

1.           Agreement Accounting Period.   This Agreement shall be on a monthly accounting period for all accounting settlements.

2.           Monthly Accounting Reports.   Accounting reports shall be submitted to the Reinsurer by the Company and by the Reinsurer to the Company, not later than 15 business days after the end of each calendar month.  Such reports shall include information on the amount of reinsurance premiums, policy loans and policy loan interest, the commission and expense allowance, claims, and reserves on the contracts reinsured for the preceding calendar month.

3.           Monthly Accounting Period.   The monthly accounting shall be on a calendar-month basis, except that the initial monthly accounting period shall run from the Effective Date of this Agreement, after the initial accounting has occurred, through the last day of the calendar month in which the Effective Date of this Agreement falls.  The final monthly accounting period shall run from the end of the preceding calendar month until the termination of this Agreement, but prior to actual termination of this Agreement.

4.           Monthly Settlements.  Within 15 business days after the end of each calendar month, the Company will pay the Reinsurer the sum of: (i) the reinsurance premiums for the preceding month, determined in accordance with Article III, plus (ii) the policy loan repayments and policy loan interest paid in the preceding month, plus (iii) any amounts received from other reinsurance companies. The Monthly Settlement Report is attached as Schedule D.

5.           Amounts Due Monthly.  Except as otherwise specifically provided in this Agreement, all amounts due to be paid to either the Company or the Reinsurer under this Agreement on a monthly basis shall be determined on a net basis as of the last day of each calendar month and shall be due and payable as of such date.

6.           Estimations.   If the amounts, as defined in Paragraph 4 above, cannot be determined at such dates as defined in Paragraph 5 above, on an exact basis, such payments will be paid in accordance with a mutually agreeable formula which will approximate the actual payments.

7.           Delayed Payments.   For purposes of Paragraph 5 above, if there is a delayed settlement of a payment due, there will be an interest penalty at an interest rate equal to one-half of one percent (.5%) per month, for the period that the amount is overdue.  For purposes of this paragraph, a payment shall be considered delayed 30 days after the date such payment is due.

8.           Offset of Payments.   All monies due to either the Company or the Reinsurer under this Agreement may be offset against each other, dollar for dollar, in accordance with Mississippi law.

9.           Accounting Reports.   Annual reports shall be submitted to the Company by the Reinsurer not later than 45 business days after the end of each calendar year. Such reports shall include information for the analysis of increase in reserves and the exhibit of life insurance of the NAIC Convention Blank based on the contracts reinsured hereunder.  Quarterly accounting reports shall be submitted to the Reinsurer by the Company not later than 45 business days after the end of each calendar quarter and shall include information for pages 2, 3, 4, and 5 of the NAIC Quarterly Blank.

ARTICLE VI

ARBITRATION

1.           General.   All disputes and differences between the Company and the Reinsurer on which an agreement cannot be reached will be decided by arbitration.  The arbitrators will regard this Agreement from the standpoint of practical business and equitable principles rather than that of strict law.

2.           Method.   Three arbitrators will decide any differences.  They must be officers of life insurance companies other than the two parties to this Agreement or any Company owned by, or affiliated with, either party.  One of the arbitrators is to be appointed by the Reinsurer, another by the Company, and they shall select a third before arbitration begins. Should one of the two parties decline to appoint an arbitrator or should the two arbitrators not be able to agree upon the choice of a third arbitrator, the appointment(s) shall be left to the President of the American Council of Life Insurance or its successors.  The arbitrators are not bound by any rules of evidence.  They shall decide by a majority of votes and their decision will be final and binding.  The cost of arbitration, including the fees of the arbitrators, shall be shared equally by the parties unless the arbitrators decide otherwise.

ARTICLE VII

INSOLVENCY

In the event of the Company’s insolvency, liquidation, entry into rehabilitation or bankruptcy, this Agreement will be deemed to convert to an assumption reinsurance agreement as of the day prior to such insolvency, liquidation, entry into rehabilitation, or bankruptcy, subject to any applicable state law and to prior approval of the Mississippi Insurance Department, which approval shall not be unreasonably withheld.  Following such conversion, the Reinsurer is hereby empowered without any need of action on the part of the Company, to take all other steps necessary for such conversion including the issuance of assumption certificates.   Notwithstanding the forgoing, the Reinsurer may elect not to have such automatic conversion occur.  In the event the Reinsurer elects not to have such automatic conversion to assumption reinsurance, then the Reinsurer’s contractual liability on contracts reinsured hereunder shall continue to be determined by all the terms, conditions and limitations under this Agreement, subject to the receivership laws of the State of Mississippi, but the Reinsurer will make settlement (i) directly to the Company’s liquidator, receiver or statutory successor, and (ii) without increase or diminution because of the Company’s insolvency.

ARTICLE VIII

DAC TAX PROVISION

1.           The Company and Reinsurer hereby agree to abide by Section 1.848-2(g)(8) of the Income Tax Regulations under Section 848 of the Internal Revenue Code of 1986, as amended. The terms used in this Article are defined by reference to Regulation 1.848-2. The term “net consideration” will refer to either net consideration as defined in Regulation Section 1.848-2(f) or gross amount of premium and other considerations as defined in Regulation Section 1.848-3(b), as appropriate.

2.           Each party shall attach a schedule to its federal income tax return that identifies the relevant reinsurance agreements for which the joint election under the Regulation has been made.

3.           The party with net positive consideration, as defined in the Regulation promulgated under Code Section 848, for such Agreement for each taxable year, shall capitalize specified policy acquisition expenses with respect to such Agreement without regard to the general deductions limitation of Section 848 (c)(1).

4.           Each party agrees to exchange information pertaining to the amount of net consideration under such Agreement each year to ensure consistency.

5.           This election shall be effective for the year that the Agreement was entered into and for all subsequent years that such Agreement remains in effect.

6.           The Reinsurer will submit to the Company by May 1 of each year its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of the Reinsurer stating that the Reinsurer will report such net consideration in its tax return for the preceding calendar year.

7.           The Company may contest such calculation by providing an alternative calculation to the Reinsurer in writing within 30 days of the Company’s receipt of the Reinsurer’s calculation. If the Company does not so notify the Reinsurer, the Reinsurer will report the net consideration as determined by the Reinsurer in the Reinsurer’s tax return for the previous calendar year.

8.           If the Company contests the Reinsurer’s calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within 30 days of the date the Company submits its alternative calculation. If the Reinsurer and the Company reach agreement on the net amount of consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

ARTICLE IX

SHAREHOLDER OBLIGATIONS

1.           Shareholder Obligations.  Each of the Shareholders agrees as follows:

  (i)  not to induce or attempt to induce, or to cause or aid in any manner whatsoever any other person to induce or attempt to induce, any policyholder to terminate any policy issued by the Company;

  (ii)  that all policyholder lists, applications for insurance, policyholder information, knowledge of business operations and sales methods, and all other materials of the Company, are the property of the Company only, that Shareholders’ or Officers’ access to all such information and property has been in a fiduciary capacity, and that all such information and property shall not be used by any of the Shareholders without specific written authorization by the Reinsurer;

  (iii)  that the protection of such information and property is necessary to provide the Reinsurer with the value of the benefits and rights being purchased by it pursuant to this  Agreement; and

  (iv)  provided, however, that nothing in this Agreement shall preclude Russ Nowell from engaging in the insurance business, utilizing any lines of authority and/or company affiliations to sell, solicit or negotiate new policies on behalf of any competitor of the Company or the Reinsurer, including new policies to existing policy holders provided no twisting or replacement of the in-force policies occurs, so long as he does not solicit existing policyholders regarding in-force policies or utilize information gained as an officer of the Company to solicit existing policyholders regarding in-force business.

2.           Shareholders Liable for Liquidated Damages.  Each of the Shareholders agrees that any engagement in activities described in Article IX, paragraph 1 above will result in irreparable injury to the Reinsurer, for which there is no adequate remedy at law.  Thus, in the event of breach of  Article IX, paragraph 1 by any respective Shareholder, the Reinsurer may apply for and obtain immediate and continuing injunctive relief prohibiting further or continued breach of such obligations hereunder against such Shareholder committing the said breach.  The said Shareholder(s) committing the breach further agrees that he or she will be liable for liquidated damages in the amount of two years’ annual premium for all policies that are terminated as a result of such Shareholders’ activities.  The other Shareholders shall have no liability or responsibility for liquidated damages arising out of the activities or actions of such Shareholder(s) committing the breach.

ARTICLE X

MISCELLANEOUS PROVISIONS

1.           All Schedules referred to in this Agreement are attached hereto and incorporated herein by reference.

2.           Neither this Agreement nor any reinsurance under this Agreement shall be sold, assigned or transferred by the Company without prior written consent of the Reinsurer and the prior approval of the Mississippi Insurance Department, which approval shall not be unreasonably withheld. The provisions of this section are not intended to preclude the Reinsurer from retroceding the reinsurance on an indemnity basis.

3.           This Agreement, including any of the schedules and amendments, constitutes the entire agreement between the parties with respect to the business being reinsured hereunder, and there are no understandings between the parties other than as expressed in this Agreement. Any changes in this Agreement shall be null and void unless such changes are made by written amendment to this Agreement, signed by both parties and subject to the prior approval of the Mississippi Insurance Department, which approval shall not be unreasonably withheld.

4.           Any notice or notification required under this Agreement requires written notice or notification mailed or delivered to the Reinsurer at its administrative office in Salt Lake City, Utah, or to the Company at its home office in Louisville, Mississippi.

5.           If any provision of this Agreement is determined to be invalid or unenforceable, such determination will not impair or affect the validity or the enforceability of the remaining provisions of the Agreement.

ARTICLE XI

EXECUTION AND EFFECTIVE DATE

This Agreement shall be effective on the Effective Date.  In the event of a death or other occurrence giving rise to a claim under one of the policies, which death or occurrence occurred prior to the Effective Date, regardless of whether the death claim or occurrence is reported prior to or subsequent to the Effective Date, the Company shall be solely liable for the payment of any claim made on account of any such death or occurrence and Reinsurer shall pay to the Company the amount of the reserve of the policy with respect to which the claim is paid, to the extent that such reserve is reduced as a result of such payment.

[The rest of this page is left blank intentionally]

IN WITNESS WHEREOF, this Agreement is executed effective as of the date first above written.

“Company”

SOUTHERN SECURITY LIFE INSURANCE COMPANY, INC.

By: /s/ Janet Nowell Massey
Its: Executive Vice President

“Reinsurer”

SECURITY NATIONAL LIFE INSURANCE COMPANY

By: /s/ Scott M. Quist
Its: President

“Shareholders”

/s/ Russell C. Nowell
Russell C. Nowell

/s/ Janet Nowell Massey
Janet Nowell Massey

/s/ Michael Pierce
Michael Pierce, Temporary Administrator of
the Estate of Genece Nowell

/s/ Harold B. Nowell, Sr.
Harold B. Nowell, Sr.

/s/ Harold Nowell, III
Harold Nowell, III, Executor of the Estate
of H. Bernard Nowell, Jr.

SCHEDULE A

POLICIES AND RISKS REINSURED

The business reinsured under this Agreement is 100% of the liabilities of the policies identified on an attached compact disk entitled, “Southern Security Reinsured Policies 9/1/08.”

SCHEDULE B

REINSURANCE PREMIUMS

1.           Reinsurance Premiums.  The Company shall pay the Reinsurer a reinsurance premium on all policies in effect from time to time under this Agreement in an amount equal to the gross premium earned by the Company corresponding to the amount and policies reinsured hereunder.

2.           Mode of Payment.   The Premium paid to the Reinsurer by the Company will be paid as collected by the Company.

SCHEDULE C

COMMISSIONS AND EXPENSE ALLOWANCE

1.  Commission Fee on Individual Life Insurance as a Percentage of Collected Premiums

Plan Description Commission Fee

Calculation of Commission Fee

		Premium		Reserve Amount
Total Collected Premium	$		$

Percentage Reinsure		$100%		$100%
Reinsured Collected Premiums	$		$

Commission Fee Percentage		$0%		$0%

Commission Fee	$		$

2.           Monthly Commission and Expense Allowance.

A commission and expense allowance for any period the Company performs contract administration functions in an amount to be mutually agreed upon by the parties.

3.           Premium Taxes, including all other Licenses and Fees based on Premium.

           The commission and expense allowance shall be equal to actual premium taxes and actual sales commissions paid.

4.           Other Administrative Expenses.

  Other administrative expenses shall be paid as mutually agreed upon by the parties.

SCHEDULE D

MONTHLY SETTLEMENT

FROM
SECURITY NATIONAL LIFE INSURANCE COMPANY
TO SOUTHERN SECURITY LIFE INSURANCE COMPANY, INC.
AND FROM
SOUTHERN SECURITY LIFE INSURANCE COMPANY, INC.
TO
SECURITY NATIONAL LIFE INSURANCE COMPANY

Reporting Month:  ____________/ _________/ __________
Date Report Completed: ________________/ ____________/ ___________

1)	Direct Premiums
Less Reinsurance Premiums Paid
Net Premiums

2)	Policy Loans
Policy Loans Repaid

Policy Loan Interest Paid in Cash
Total

3)	Benefits
Surrenders
Deaths
Other
Less Reinsurance Recoveries
Total

4)	Commissions and Expense Allowance (Schedule C)
Less Allowances on Reinsured Ceded
Net Commission and Expense Allowance

5)	New Policy Loans Paid Out in Cash

Net Due Equals (1) + (2) – (3) – (4) – (5) =

SCHEDULE D CONTINUED
Supplemental Information

Direct

	# of Policies	Policy Reserves	Face Amount
Beg. of Period
+Additions
-Terminations
End of Period

Reinsurance Ceded
	# of Policies	Policy Reserves	Face Amount

Beg. of Period
+Additions
-Terminations
End of Period

Direct		Gross	Net
Deferred Premiums:
Due Premiums:
Advance Premiums:

Reinsurance Ceded
Deferred premiums:
Due Premiums:
Advance Premiums:

Coinsurance Allowances on Reinsurance Ceded
Deferred Premium
Due Premium
Advance Premium
Policy Loan Interest Due:
Policy Loan Interest Accrued:
Policy Loan Interest Unearned:
Policy Loan Beginning of Period:
+ New Loans Paid in Cash:
+ New Loans to Cover Interest:
+ New Loans to Pay Premiums:
- Loans Paid Off:
Policy Loans End of Period:
Policy Loans Interest Paid in Cash:
Policy Loans Interest Added to Loan:

Total Policy Loan Interest:

EXHIBIT 1

CUSTODIAL AGREEMENT

CUSTODIAL AGREEMENT

effective as of September 1, 2008, among

SOUTHERN SECURITY LIFE INSURANCE COMPANY, INC., as Grantor,

SECURITY NATIONAL LIFE INSURANCE COMPANY, as Beneficiary, and

WACHOVIA SECURITIES, LLC, as Custodian

TABLE OF CONTENTS

Page Parties And Recitals

CUSTODIAL AGREEMENT

THIS CUSTODIAL AGREEMENT is made and entered into, effective at 12:01 a.m. on the 1st day of September, 2008 (the "Agreement"), by and among SOUTHERN SECURITY LIFE INSURANCE COMPANY, INC., a Mississippi domiciled insurance company, together with any successor thereof, including, without limitation, any liquidator, rehabilitator, receiver or conservator (the "Grantor"), SECURITY NATIONAL LIFE INSURANCE COMPANY, a Utah domiciled insurance company (the "Beneficiary"), and WACHOVIA SECURITIES, LLC, a Delaware limited liability company (the "Custodian") (Grantor, Beneficiary and Custodian are each hereinafter sometimes referred to, individually, as a "Party"and, collectively, as the "Parties").

WITNESSETH:

WHEREAS, Grantor and Beneficiary have entered into a certain reinsurance agreement, effective as of September 1, 2008, a copy of which is attached hereto as Exhibit "A", and by this reference made a part hereof (the "Reinsurance Agreement") concerning certain life insurance and annuity policies (the "Reinsured Policies"); and

WHEREAS, Grantor desires, pursuant to the terms of the Reinsurance Agreement, to transfer to Custodian for deposit into a trust account (the "Custodial Account") assets equal in amount to the statutory reserves subject to the Reinsurance Agreement in order to secure payments to be made pursuant to the terms of the Reinsurance Agreement; and

WHEREAS, Custodian has agreed to act as the trustee hereunder, and to hold such assets in trust in the Custodial Account and the Income Account, as defined in Section 4 below, for the sole use and benefit of Beneficiary pursuant to the terms of the Reinsurance Agreement;

NOW, THEREFORE, for and in consideration of the promises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

Section 1
Deposit of Assets to the Custodial Account

(a)  Grantor shall establish the Custodial Account and Custodian shall administer the Custodial Account in its name as the Custodian for Beneficiary. The Custodial Account shall be subject to withdrawal by Beneficiary as provided herein.

(b)  Grantor shall transfer to Custodian, for deposit into the Custodial Account, the assets listed in Exhibit "B" hereto and, subject to prior approval of the Mississippi Insurance Department, which approval shall not be unreasonably withheld, may transfer to Custodian, for deposit into the Custodial Account, such other assets as may be required or as Beneficiary may from time to time desire pursuant to the terms of the Reinsurance Agreement (all such assets actually received in the Custodial Account are herein referred to as the "Assets"). The Assets shall consist of cash and Eligible Securities as defined below.  Subject to prior approval of the Mississippi Insurance Department, which approval shall not be unreasonably withheld, Beneficiary shall have the sole right to determine which of Grantor's assets shall be transferred to Beneficiary.

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(c)  The amounts deposited by Grantor in the Custodial Account shall be in such amount that the aggregate market value of the Custodial Account at the inception of this Trust equals or exceeds the statutory reserves on the reinsurance ceded under the Reinsurance Agreement as of the same date.  For purposes of this Agreement, statutory reserves, whenever used, shall mean the gross statutory reserves held by Grantor, or as should be held by Grantor, on its NAIC Convention Blank with respect to the policies reinsured hereunder. Grantor certifies, to the best of its knowledge and belief to Beneficiary, the actuarial accuracy of the reserves based upon the appropriate mortality table, interest assumptions, and method of calculation relating to each of the policies reinsured hereunder, and the accuracy of the outstanding balances of the policy loans, dividend deposits and coupon deposits, if any, applicable to each of the policies reinsured hereunder; provided, however, that in the event of a breach of these certificates or the discovery by Grantor or Beneficiary of an error in calculation, any such breach or error may be cured by Grantor or Beneficiary making a cash payment to the other, as the case may be, of the amount of any such error in calculation or actuarial inaccuracy.

(d)  Grantor hereby represents and warrants (i) that any Assets transferred by Grantor to Custodian for deposit into the Custodial Account shall be in such form that Beneficiary may request and Custodian shall, upon direction by Beneficiary, negotiate any such Assets without consent or signature from Grantor  in accordance with the terms of this Agreement; and (ii) that all Assets transferred by Grantor to Custodian for deposit into the Custodial Account shall consist only of cash and Eligible Securities.

(e)  Custodian shall have no responsibility to determine whether the Assets in the Custodial Account are sufficient to secure Grantor's liabilities under the Reinsurance Agreement or whether such assets are equal to the Statutory Reserves.

(f)  This Agreement is a security agreement under the Mississippi Uniform Commercial Code ("Mississippi UCC"), as enacted and in effect in the State of Mississippi, and creates a security interest in the Assets in favor of Custodian, for the benefit of Beneficiary. Upon Beneficiary's request, financing statements shall be executed by the necessary party or parties and filed by Custodian in the manner required by law to perfect such security interest. Compliance with Mississippi UCC requirements shall not alter any rights under this Agreement or under any other laws of the State of Mississippi, nor shall it relieve Custodian of any obligation. Compliance with the Mississippi  UCC is solely to preserve the priority of Beneficiary's security interest in the Assets.

(g)  Grantor shall deliver the Assets listed in Exhibit B hereto to Custodian with appropriate assignments, bond powers, or powers of attorney that authorize Custodian to transfer the Assets to its name and hold them for the benefit of Beneficiary. In the event additional Assets are added to or are substituted for the Assets already in the fund, appropriate assignments, bond powers or powers of attorney authorizing Custodian to transfer the additional Assets to its name shall also be delivered to Custodian.

(h) Grantor warrants that it will not create any other security interest in or otherwise encumber the Assets. In the event any lien or claim is made against any Assets, which asserts an interest superior to that of Beneficiary, Grantor will promptly take steps satisfactory to Beneficiary to discharge the claim or lien or shall, subject to prior approval of the Mississippi Insurance Department, which approval shall not be unreasonably withheld, substitute other assets for those encumbered.

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Section 2
Withdrawal of Assets from the Custodial Account

(a) Without notice to Grantor, but upon written notice to Custodian (the "Withdrawal Notice"), Beneficiary shall have the right, at any time and from time to time, to withdraw from the Custodial Account, such Assets as are specified in such Withdrawal Notice for legitimate business purposes, as  set forth below. The Withdrawal Notice may designate a third party (the "Designee") to whom the Assets specified therein shall be delivered and may condition delivery of such Assets to such Designee upon receipt, and deposit to the Custodial Account, of other Assets specified in such Withdrawal Notice.  Beneficiary need present no statement or document other than a representation to be contained in the Withdrawal Notice that the Assets, using statutory accounting principles as required or allowed by the domiciliary state of Grantor, remaining in the Custodial Account are at least equal to the Statutory Reserves as of the preceding quarterly statutory filing. At no time shall Beneficiary submit a withdrawal notice to Custodian that would cause the Assets in this Trust to be less than the Statutory Reserves, using statutory accounting principles as required or allowed by the domiciliary state of Grantor, on the Reinsured Policies as of the preceding quarterly statutory filing.

(b)  Beneficiary shall have the right to withdraw Assets from the Custodial Account in accordance with this Section 2 for the following purposes: (i) to make payment of any obligation of Beneficiary under the Reinsurance Agreement; (ii) to fund Beneficiary's share of non-forfeiture benefits returned to the owners of policies reinsured under the Reinsurance Agreement on account of cancellations of such policies; (iii) to fund Beneficiary's share of surrenders and benefits or losses paid pursuant to the provisions of the policies reinsured under the Reinsurance Agreement; (iv) to the extent the Assets in the Custodial Account, using statutory accounting principles as required or allowed by the domiciliary state of Grantor, exceed the statutory reserves for the policies covered by the Reinsurance Agreement, such excess amount of Assets may be withdrawn by Beneficiary in its sole discretion. Beneficiary shall have sole ownership of any increases in the amount of the Assets in the Custodial Account, including, without limitation, any income derived from such Assets.

(c)  Upon receipt of a Withdrawal Notice, Custodian shall immediately take any and all steps necessary to transfer the Assets specified in such Withdrawal Notice and shall deliver such Assets to or for the account of Beneficiary or such Designee as specified in such Withdrawal Notice.

(d)  Subject to paragraph (a) of this Section 2 and to Section 4 of this Agreement, in the absence of a Withdrawal Notice, Custodian shall allow no substitution or withdrawal of any of the Assets from the Custodial Account.

(e)  Custodian shall have no responsibility whatsoever to determine the manner in which any Assets withdrawn from the Custodial Account pursuant to this Section 2 will be used and/or applied.

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Section 3
Redemption, Investment and Substitution of Assets

(a)  Custodian shall surrender for payment all maturing Assets and all Assets called for redemption and deposit the principal amount of the proceeds of any such payment to the Custodial Account.

(b)  From time to time, at the written order and direction of Beneficiary, Custodian shall invest Assets in the Custodial Account in Eligible Securities, as authorized by the insurance laws of Mississippi.  Custodian is specifically authorized to invest any cash balances in one or more money market vehicles utilized by Custodian for fiduciary accounts without receiving prior written direction or any further confirmation from Beneficiary. Custodian is further permitted to utilize any such fund invested in its own bank's deposits.

(c)  Subject to prior approval of the Mississippi Insurance Department, which approval shall not be unreasonably withheld, Beneficiary may direct Custodian from time to time in writing to substitute Eligible Securities for other Eligible Securities held in the Custodial Account at such time. Custodian shall have no responsibility whatsoever to determine the value of such substituted securities or whether such substituted securities constitute Eligible Securities. On an annual basis, Beneficiary shall send a written statement to Custodian, certifying that all the securities in the Custodial Account constitute Eligible Securities.

(d)  Custodian shall have no responsibility whatsoever to determine that any Assets in the Custodial Account are or continue to be Eligible Securities. Custodian shall execute instructions or orders concerning such investments or substitutions of securities (the "Investment Orders") and settle securities transactions by itself or by means of an agent or broker. Custodian shall not be responsible for any act or omission, or for the solvency, of any such agent or broker unless said act or omission is the result, in whole or in part, of Custodian's negligence or willful misconduct.

(e)  Any loss incurred from any investment pursuant to the terms of this Section 3 shall be borne exclusively by Beneficiary. Custodian shall not be liable for any loss due to changes in market rates or penalties for early redemption.

Section 4
The Income Account

All payments of interest and dividends received from or relating to the Assets in the Custodial Account shall be deposited by Custodian into a separate income account that shall be administered by Custodian (the "Income Account") for the benefit of Beneficiary. Custodian's compensation and expenses shall be deducted from the Income Account, as provided in Section 7 of this Agreement.  At no time shall Beneficiary direct such payments be made if they would cause the assets in the Custodial Account to be less than the statutory reserves required under the insurance laws of the State of Mississippi.

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Section 5
Right to Vote Assets

Custodian shall forward all annual and interim stockholder reports and all proxies and proxy materials relating to the Assets in the Custodial Account to Beneficiary. Beneficiary shall have the full and unqualified right, where applicable, to vote any proxies relating to the Assets in the Custodial Account at all annual and interim stockholder meetings.

Section 6
Additional Rights and Duties of Custodian

(a)  Beneficiary shall have the right to direct the Custodian at any time in writing to sell, trade, liquidate, exchange, reinvest, and otherwise dispose of and deal with the Assets as Beneficiary determines in its sole discretion, subject to prior approval of the Mississippi Insurance Department, which approval shall not be unreasonably withheld.

(b)  Custodian shall notify Grantor and Beneficiary in writing within thirty (30) days following each deposit to, or withdrawal from, the Custodial Account.

(c)  Custodian may deposit any Assets in the Custodial Account in a book-entry account maintained at a federally chartered bank or in depositories such as the Depository Trust Company. Assets may be held in the name of a nominee maintained by Custodian or by any such depository.

(d) Custodian shall accept and open all mail directed to Grantor or Beneficiary in care of Custodian.

(e)  Custodian shall furnish Grantor and Beneficiary with a written statement of all the Assets in the Custodial Account upon the inception of the Custodial Account and at the end of each calendar quarter thereafter.

(f)  Upon the request of Grantor, Beneficiary or the Mississippi Insurance Department, Custodian shall promptly permit the Grantor,  Beneficiary or the Mississippi Insurance Department, their respective agents, employees or independent auditors to examine, audit, excerpt, transcribe and copy, during Custodian's normal business hours, any books, documents, papers and records relating to the Custodial Account or the Assets.  Any reasonable costs associated with such inspection shall be borne by Grantor and/or Beneficiary.

(g)  Custodian is authorized to follow and rely upon instructions consistent with the provisions of this Agreement that may be given by officers named in incumbency certificates furnished to Custodian from time to time by Beneficiary and by attorneys-in-fact acting under written authority furnished to Custodian by Beneficiary, including, without limitation, instructions given by letter, facsimile transmission, telegram, teletype, cablegram or electronic media, if Custodian believes such instructions to be genuine and to have been signed, sent or presented by the proper party or parties. Custodian shall not incur any liability to anyone resulting from actions taken by Custodian in reliance in good faith on such instructions. Custodian shall not incur any liability in executing instructions (i) from an attorney-in fact prior to receipt by it of notice of the revocation of the written authority of the attorney-in-fact or (ii) from any officer of Beneficiary named in an incumbency certificate delivered hereunder prior to receipt by it of a more current certificate.

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(h)  The duties and obligations of Custodian shall only be such as are specifically set forth in this Agreement, as it may from time to time be amended, and no implied duties or obligations shall be read into this Agreement against Custodian. Custodian shall only be liable for its own negligence or willful misconduct.

(i)  No provision of this Agreement shall require Custodian to take any action which, in Custodian's reasonable judgment, would result in any violation of this Agreement or any provision of law.

(j)  Custodian may confer with counsel of its own choice in relation to matters arising under this Agreement and shall have full and complete authorization from the other Parties hereunder for any action taken or suffered by it under this Agreement or under any transaction contemplated hereby in good faith and in accordance with the opinion of such counsel.

Section 7
Custodian's Compensation, Expenses and Indemnification

(a)  Custodian shall be paid its reasonable compensation and expenses from the Income Account, as set forth in Paragraph 4, for its services as Custodian under this Agreement, based upon a fee schedule that will be mutually agreed upon by Custodian and Beneficiary. Beneficiary shall have the right to review at any time the amount of compensation and expenses paid to Custodian for serving as a Custodian hereunder and, if necessary, to dispute any such amounts that may be incorrectly or improperly determined. All of Custodian's expenses and disbursements in connection with its duties under this Agreement (including reasonable attorney's fees and expenses) will be paid from the Income Account, except any such expense or disbursement as may arise from Custodian's negligence or willful misconduct. Custodian shall be entitled to deduct its compensation and expenses from payments of dividends, interest and other income in respect of the Assets held in the Custodial Account prior to the deposit thereof to the Income Account as provided in Section 4 of this Agreement, upon written notification to Beneficiary. Beneficiary and Grantor also hereby indemnify Custodian for, and hold it harmless against, any loss, liability, costs or expenses (including reasonable attorney's fees and expenses) incurred or made without negligence or willful misconduct on the part of Custodian, arising out of or in connection with the performance of its obligations in accordance with the provisions of this Agreement, including any loss, liability, costs or expenses arising out of or in connection with the status of Custodian and its nominee as the holder of record of the Assets. Grantor hereby acknowledges that the foregoing indemnities shall survive the resignation of Custodian or the termination of this Agreement and hereby grants the Custodian a lien, right of set-off and security interest in the funds in the Custodial Account for the payment of any claim for compensation, reimbursement or indemnity hereunder.

(b) No Assets, other than as related to income, shall be withdrawn from the Custodial Account or used in any manner for paying compensation to, or reimbursement or indemnification of, Custodian.

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Section 8
Resignation of Custodian

(a)  Custodian may resign at any time by giving not less than thirty (30) days' written notice thereof to Beneficiary and to Grantor, such resignation to become effective on the acceptance of appointment by a successor Custodian and the transfer to such successor Custodian of all Assets in the Custodial Account in accordance with paragraph (b) of this Section 8.

(b)  Upon receipt of Custodian's notice of resignation, Beneficiary shall appoint a successor Custodian. Any successor Custodian shall be a bank that is a member of Federal Reserve System and shall not be a Parent, a Subsidiary or an Affiliate of Grantor or Beneficiary. Upon the acceptance of the appointment as Custodian hereunder by a successor Custodian and the transfer to such successor Custodian of all Assets in the Custodial Account, the resignation of Custodian shall become effective. Thereupon, such successor trustee shall succeed to and become vested with all the rights, powers, privileges and duties of Custodian, and Custodian shall be discharged from any future duties and obligations under this Agreement, but Custodian shall continue after its resignation to be entitled to the benefits of the indemnities provided herein for Custodian.

Section 9
Termination of the Custodial Account

(a)  The Custodial Account and this Agreement, except for the indemnities provided herein, shall be terminated at any time by Beneficiary after Beneficiary has given Custodian written notice of its intention to terminate the Custodial Account in accordance with the terms thereof. Insolvency of Beneficiary shall also be considered to cause the termination of this Custodial Account.  Such notice shall specify the date (the "Termination Date") on which Beneficiary intends the Custodial Account to terminate, which date shall be at least thirty (30) days subsequent to the date that the termination notice is given.  No termination of the Trust Agreement shall be effective absent prior approval of the Mississippi Insurance Department, which approval shall not be unreasonably withheld.

(b)  On the Termination Date, upon receipt of written approval of Beneficiary and the Mississippi Insurance Department, Custodian shall transfer to Beneficiary all amounts remaining in the Custodial Account.

(c)  If the Reinsurance Agreement is converted to an assumption agreement as a result of Grantor's insolvency as set forth in Article VII of the Reinsurance Agreement, the Custodial Account shall terminate and all Assets in the Custodial Account shall be distributed to Beneficiary, subject to prior approval of the Mississippi Insurance Department, which approval shall not be unreasonably withheld and subject further to the receivership laws of the State of Mississippi.

Section 10
Tax Returns

Beneficiary shall be responsible for causing to be prepared and filed in a timely fashion all tax returns, if any, of the Custodial Account relating to the transactions contemplated by this Agreement or otherwise contemplated hereby, and it shall send a copy of each such tax return to Custodian and Beneficiary. Custodian, upon request, shall furnish Grantor with all such information as it has in its possession and as may be reasonably required in connection with the preparation of such tax returns and shall, upon the request of Beneficiary, execute such returns if required to do so by the applicable taxing authority. Custodian shall not be liable for any tax due and payable in connection with this Custodial Agreement.

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Section 11
Definitions

Except as the context shall otherwise require, the following terms shall have the following meanings for all purposes of this Agreement (the definitions to be applicable to both the singular and the plural forms of each term defined if both such forms of such term are used in this Agreement):

The term "Affiliate" with respect to any corporation shall mean a corporation which directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such corporation. The term "control" (including the related terms "controlled by" and "under common control with") shall mean the ownership, directly or indirectly of more than ten percent (10%) of the voting stock of a corporation.

The term "Business Day" shall mean any day on which the offices of Custodian is open for business.

The term "Eligible Securities" shall mean and include certificates of deposit issued by a United States bank and payable in United States legal tender and obligations issued, assumed or guaranteed by the United States, any state, territory or possession thereof, or the District of Columbia or any money market vehicles utilized by Custodian for fiduciary accounts, to include those invested in its own bank's deposits, any other investment authorized under the relevant statutes and rules of Grantor's domiciliary state; provided, however, that no such securities shall have been issued by a Parent, a Subsidiary or an Affiliate of either Grantor or Beneficiary.  Any investment of Assets in the Custodial Account is subject to the insurance laws of the State of Mississippi which govern the investment of assets of insurance companies.

The term "obligations" shall mean, with respect to the Reinsurance Agreement, (a) losses, to include policyholder benefits, and allocated loss expenses paid or payable by Beneficiary, but not recovered from Grantor, (b) reserves for losses reported and outstanding, (c) reserves for losses incurred but not reported, (d) reserves for allocated loss expenses and (e) reserves for unearned premiums.

The term "person" shall mean and include an individual, a corporation, a partnership, an association, a trust, an unincorporated organization or a government or political subdivision thereof.

The term "Parent"shall mean an institution that, directly or indirectly, controls another institution.

The term "Subsidiary" shall mean an institution controlled, directly or indirectly, by another institution.

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Section 12
Governing Law

This Agreement shall be subject to and governed by the laws of the state of Mississippi.

Section 13
Assignment

No party may assign this Agreement or any of its rights or obligations hereunder at any time without the written consent of Grantor and the prior approval of the Mississippi Insurance Department, which approval shall not be unreasonably withheld.

Section 14
Severability

In the event that any provision of this Agreement shall be declared invalid or unenforceable by any regulatory body or court having jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining portions of this Agreement.

Section 15
Entire Agreement

This Agreement constitutes the entire agreement among the Parties, and there are no understandings or agreements, conditions or qualifications relative to this Agreement which are not fully expressed in this Agreement.

Section 16
Amendments

This Agreement may be modified or otherwise amended, and the observance of any term of this Agreement may be waived, if such modification, amendment or waiver is in writing and signed by all of the Parties.  Any modification or amendment to this Agreement is subject to prior approval of the Mississippi Insurance Department, which approval shall not be unreasonably withheld.

Section 17
Notices

Unless otherwise provided in this Agreement, all notices, directions, requests, demands, acknowledgments and other communications required or permitted to be given or made under the terms hereof shall be in writing and shall be deemed to have been duly given or made (a) (i) when delivered personally, (ii) when made or given by prepaid telex, telegraph or telecopier, or (iii) in the case of mail delivery, upon the expiration of three days after any such notice, direction, request, demand, acknowledgment or other communication shall have been deposited in the United States mail for transmission by first class mail, postage prepaid, or upon receipt thereof, whichever shall first occur and (b) when addressed as follows:

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If to Grantor:

Southern Security Life Insurance Company, Inc.
211 Ball Drive
P.O. Box 924
Louisville, Mississippi 39339
Attn:  Russell C. Nowell, President

If to Beneficiary:

Security National Life Insurance Company
5300 South 360 West, Suite 250
Salt Lake City, Utah 84123
Attn: Stephen Sill, Vice President

If to Custodian:
Wachovia Securities, LLC
265 North Lamar Blvd., Suite K
Oxford, Mississippi 38655
Attn:  D. Lindsay Reid, First Vice President

Each Party may from time to time designate a different address for notices, directions, requests, demands, acknowledgments and other communications by giving written notice of such change to the other Parties. All notices, directions, requests, demands, acknowledgments and other communications relating to the termination of the Custodial Account shall be in writing and may not be made or given by prepaid telex, telegraph or telecopier.

Section 18
Headings

The headings of the Sections and the Table of Contents have been inserted for convenience of reference only, and shall not be deemed to constitute a part of this Agreement.

Section 19
Counterparts

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original, but such counterparts together shall constitute one and the same Agreement.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

SOUTHERN SECURITY LIFE INSURANCE COMPANY, INC.,
as Grantor

By: /s/ Janet Nowell Massey
Title: Executive Vice President

SECURITY NATIONAL LIFE INSURANCE COMPANY,
as Beneficiary

By: /s/ Scott M. Quist
Title: President

WACHOVIA SECURITIES, LLC, as Custodian

By: /s/ John West
Title: Senior Vice President

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EXHIBIT A

Reinsurance Agreement between SOUTHERN SECURITY LIFE INSURANCE COMPANY, INC., a Mississippi domiciled insurance company, SECURITY NATIONAL LIFE INSURANCE COMPANY, a Utah domiciled insurance company, and the shareholders of Southern Security Life Insurance Company, Inc., effective as of September 1, 2008.

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EXHIBIT B

Assets Equal to Reserves as of the Date of the Reinsurance Agreement.

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